MERGER AGREEMENT AND

                             PLAN OF REORGANIZATION

                                  BY AND AMONG

                                GOAMERICA, INC.

                         GOAMERICA ACQUISITION III CORP.

                                      AND

                          OUTBACK RESOURCE GROUP, INC.

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                                TABLE OF CONTENTS

ARTICLE I
THE MERGER.....................................................................1

   1.1     Merger; Effective Time of the Merger................................1
   1.2     Closing; Closing Date...............................................1
   1.3     Effects of the Merger...............................................2
   1.4     Merger Consideration................................................2
   1.5     Tax-Free Reorganization.............................................3

ARTICLE II
EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
EXCHANGE OF CERTIFICATES.......................................................3

   2.1     Effect on Capital Stock.............................................3
   2.2     Exchange of Certificates............................................4
   2.3     Escrow of Shares....................................................6
   2.4     Taking of Necessary Action; Further Action..........................6

ARTICLE III
REPRESENTATIONS AND WARRANTIES.................................................6

   3.1     Representations and Warranties of OutBack and the Major
           Shareholders........................................................6
   3.2     Representations and Warranties of GoAmerica and Sub................19

ARTICLE IV
CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME;  ADDITIONAL AGREEMENTS......21

   4.1     Conduct of Business................................................21
   4.2     Access to Information..............................................23
   4.3     OutBack Shareholders' Consent......................................23
   4.4     Preparation of Proxy Statement or Information Statement............23
   4.5     Tax Matters........................................................24
   4.6     Breach of Representations and Warranties...........................24
   4.7     Consents...........................................................24
   4.8     Commercially Reasonable Efforts....................................24
   4.9     Performance by Sub.................................................24
   4.10    FIRPTA.............................................................25
   4.11    Legal Conditions to the Merger.....................................25
   4.12    Employee Matters...................................................25
   4.13    Expenses and Transfer Taxes........................................26
   4.14    Issuance of Share Certificates.....................................26
   4.15    Public Announcements...............................................26
   4.16    Confidentiality....................................................27
   4.17    Exclusivity........................................................27

   4.18    Termination of OutBack Investor Rights.............................28
   4.19    OutBack Stock Options..............................................28
   4.20    OutBack Notes Payable..............................................28

ARTICLE V
CONDITIONS PRECEDENT..........................................................29

   5.1     Conditions to Each Party's Obligation to Effect the Merger.........29
   5.2     Conditions of Obligations of GoAmerica and Sub.....................30
   5.3     Conditions of Obligations of OutBack...............................31

ARTICLE VI
INDEMNIFICATION...............................................................32

   6.1     Indemnification by the Shareholders................................32
   6.2     Procedures Relating to Indemnification.............................33
   6.3     Limitation on Indemnification......................................34
   6.4     Exclusive Remedy...................................................35
   6.5     Event of Fraud.....................................................35
   6.6     Shareholder Representative.........................................35
   6.7     Breach of Representation by GoAmerica..............................36

ARTICLE VII
TERMINATION...................................................................36

   7.1     Termination........................................................36

ARTICLE VIII
GENERAL PROVISIONS............................................................37

   8.1     Survival of Representations, Warranties and Agreements.............37
   8.2     Amendment..........................................................37
   8.3     Extension; Waiver..................................................37
   8.4     Notices............................................................37
   8.5     Interpretation.....................................................39
   8.6     Counterparts.......................................................39
   8.7     Entire Agreement...................................................39
   8.8     No Transfer........................................................39
   8.9     Severability.......................................................39
   8.10    Other Remedies.....................................................39
   8.11    Further Assurances.................................................40
   8.12    Absence of Third Party Beneficiary Rights..........................40
   8.13    Mutual Drafting....................................................40
   8.14    Governing Law......................................................40
   8.15    Knowledge..........................................................40


                                       ii
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EXHIBITS:

     EXHIBIT 1.1       CALIFORNIA AGREEMENT AND PLAN OF MERGER
     EXHIBIT 1.4(b)    WARRANT AGREEMENT
     EXHIBIT 2.3       ESCROW AGREEMENT
     EXHIBIT 5.2(f)    INVENTION ASSIGNMENT AGREEMENT
     EXHIBIT 5.2(g)    NON-COMPETE AGREEMENT
     EXHIBIT 5.2(k)    SHARE RESTRICTION AGREEMENT


SCHEDULES:

     SCHEDULE 4.20     NOTES PAYABLE

     SCHEDULE 5.2(g)   MAJOR SHAREHOLDERS TO EXECUTE NON-COMPETE AGREEMENTS

     SCHEDULE 5.2(k)   MAJOR SHAREHOLDERS TO EXECUTE SHARE RESTRICTION AGREEMENT

     SCHEDULE 5.3(e)   EMPLOYEES TO RECEIVE OFFER LETTERS

     OUTBACK DISCLOSURE SCHEDULE

     GOAMERICA DISCLOSURE SCHEDULE

         MERGER AGREEMENT AND PLAN OF REORGANIZATION, dated as of November 13, 2001 (this "Agreement"), by and among GOAMERICA, INC. a Delaware corporation ("GoAmerica"), GOAMERICA ACQUISITION III CORP., a Delaware corporation and a direct wholly-owned subsidiary of GoAmerica ("Sub"), OUTBACK RESOURCE GROUP, INC., a California corporation ("OutBack") and, as to Section 2.3, Section 3.1 and Article VI only, the shareholders of OutBack as set forth on the signature page hereto (the "Major Shareholders").

         The Board of Directors of each of the above corporations, respectively, deem it advisable for the welfare and best interests of said corporations and for the best interests of the respective shareholders of said corporations that Sub be merged with and into OutBack on the terms and conditions hereinafter set forth and in accordance with the provisions of the California General Corporation Law and the Delaware General Corporation Law. In such merger, the shareholders of OutBack will receive shares of Common Stock and Warrants to purchase shares of Common Stock of GoAmerica, in conversion of their shares of OutBack Common Stock (as defined in Section 3.1(d) below).

         NOW, THEREFORE, in consideration of the foregoing premises, the provisions and the respective agreements hereinafter set forth, and in order to set forth the terms and conditions of the merger of Sub with and into OutBack and the mode of carrying the same into effect, the parties hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

         1.1 Merger; Effective Time of the Merger.

         Subject to the terms and conditions of this Agreement and of the Agreement and Plan of Merger attached hereto as Exhibit 1.1 (the "Merger Agreement"), Sub will be merged with and into OutBack (the "Merger") in accordance with the California General Corporation Law and the Delaware General Corporation Law. In accordance with the provisions of this Agreement, the Merger Agreement, together with required certificates, if any, shall be filed in accordance with the California General Corporation Law on the Closing Date (as defined in Section 1.2 below), a Certificate of Merger shall be filed in accordance with the Delaware General Corporation Law on the Closing Date and, except as otherwise set forth herein, each issued and outstanding share of OutBack Common Stock shall be converted into (a) shares of Common Stock, par value $.01 per share, of GoAmerica ("GoAmerica Common Stock") and (b) warrants to purchase GoAmerica Common Stock ("GoAmerica Warrants"). The Merger shall become effective upon confirmation of the filing of the Merger Agreement and such other certificates with the Secretary of State of the State of California (the date of confirmation of such filing being hereinafter referred to as the "Effective Date of the Merger" and the time of confirmation of such filing being hereinafter referred to as the "Effective Time of the Merger").

         1.2 Closing; Closing Date.

         The closing of the Merger (the "Closing") will take place as soon as practicable on the later of (a) the date on which OutBack shareholder approval is obtained, as contemplated by

Section 4.3 below or (b) the first business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article V (the "Closing Date"), at the offices of Hale and Dorr LLP, 650 College Road East, Princeton, New Jersey 08540, unless a different date is agreed to by the parties hereto. The Closing will be effective as of the Effective Time of the Merger.

         1.3 Effects of the Merger.

         At the Effective Time of the Merger, (a) the separate existence of Sub shall cease and Sub shall be merged with and into OutBack (Sub and OutBack are sometimes referred to collectively herein as the "Constituent Corporations" and OutBack after the Merger is sometimes referred to herein as the "Surviving Corporation"), (b) OutBack shall be a wholly-owned subsidiary of GoAmerica; (c) the Articles of Incorporation of OutBack, as amended, shall be the Articles of Incorporation of the Surviving Corporation, (d) the Bylaws of OutBack, as amended, shall be the Bylaws of the Surviving Corporation, (e) Aaron Dobrinsky, Joseph Korb, Francis Elenio and James Mortensen shall be the directors of the Surviving Corporation (it being a condition to the Closing that all directors of OutBack other than James Mortensen shall have resigned on or prior to the Effective Time of the Merger), (f) Aaron Dobrinsky (Chairman), Joseph Korb (Executive Vice President), Francis Elenio (Chief Financial Officer, Treasurer and Secretary) and James Mortensen (President) shall be the officers of the Surviving Corporation and (g) the Merger shall, from and after the Effective Time of the Merger, have all the effects provided by applicable law, including
Section 1107 of the California General Corporation Law. GoAmerica agrees that it will not amend (or permit to be amended) the Articles of Incorporation, as amended, or the Bylaws of OutBack to adversely affect the rights of the current OutBack officers or directors to indemnification by OutBack.

         1.4 Merger Consideration.


         The aggregate consideration to be paid in the Merger (the "Merger Consideration") shall consist of:

             (a)  Stock   Consideration.   An  aggregate   issuance  to  OutBack
shareholders of 135,000 shares of GoAmerica Common Stock minus that number of shares that would have been allocated pursuant to this Section 1.4 to the Dissenting Shareholders (as defined in Section 2.1(d) below) had they not exercised their dissenter's rights under the California General Corporation Law (the "Merger Shares"). The Merger Shares shall not be registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Except as set forth in Section 2.1(d) and subject to Section 2.1(e) and Section 2.3, each holder of OutBack Common Stock shall receive that number of Merger Shares as constitutes such shareholder's pro rata portion thereof. Each OutBack shareholder's pro rata portion of the Merger Shares shall be calculated by multiplying the number of shares of OutBack Common Stock held of record by that shareholder by the quotient obtained by dividing 135,000 by the number of shares of OutBack Common Stock outstanding immediately prior to the Effective Time of the Merger. The value per share of a Merger Share shall be equal to the average closing price per share of GoAmerica Common Stock on the Nasdaq National Market for the five trading days immediately preceding the Closing Date (the " Merger Share Price").

             (b) Warrant Consideration. An aggregate issuance to OutBack shareholders of GoAmerica Warrants to purchase 67,500 shares minus that number of GoAmerica Warrants that would have been allocated pursuant to this Section
1.4 to the Dissenting Shareholders had they not exercised their dissenter's rights under the California General Corporation Law (the "Merger Warrants"). The exercise price of the Merger Warrants shall be $3.00 per share and the Merger Warrants shall be exercisable for a term of three (3) years following the Closing and shall be evidenced by a Warrant Agreement in substantially the form attached hereto as Exhibit 1.4(b). Except as set forth in Section 2.1(d) and subject to Section 2.1(e) each holder of OutBack Common Stock shall receive that number of Merger Warrants as constitutes such shareholder's pro rata portion thereof. Each OutBack shareholder's pro rata portion of the Merger Warrants shall be calculated by multiplying the number of shares of OutBack Common Stock held of record by that shareholder by the quotient obtained by dividing 67,500 by the number of shares of OutBack Common Stock outstanding immediately prior to the Effective Time of the Merger (the "Warrant Conversion Ratio").

             (c) Adjustment for Stock Splits, Stock Dividends, etc. To the extent GoAmerica implements any stock split, stock dividend, stock distribution or other reclassification of GoAmerica Common Stock between the date hereof and the Effective Time of the Merger, the number of Merger Shares to be issued pursuant to paragraph (a) above, the number of GoAmerica Warrants to be issued pursuant to paragraph (b) above and the exercise price for such GoAmerica Warrants shall be adjusted to account for such stock split, etc.

         1.5 Tax-Free Reorganization.


         The Merger is  intended  to be a  reorganization  within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").


                                   ARTICLE II
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

         2.1 Effect on Capital Stock.

         As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holders of any shares of capital stock of GoAmerica, Sub or OutBack:

             (a) Capital Stock of Sub. All issued and outstanding shares of Common Stock of Sub shall be converted into an aggregate of 1,000 shares of Common Stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall be deemed to evidence ownership of such number of shares of Common Stock of the Surviving Corporation.

             (b) Cancellation of Treasury Stock of OutBack. All shares of capital stock of OutBack held as treasury stock, if any, shall be canceled and no GoAmerica Common Stock, GoAmerica Warrants or other consideration shall be delivered in conversion thereof.

             (c) Conversion of Capital Stock of OutBack. All issued and outstanding shares of OutBack Common Stock shall be converted into and become the right to receive, subject to Section 2.1(d), the Merger Consideration in accordance with Section
1.4 hereof. All shares of OutBack Common Stock converted in accordance with this
Section 2.1(c) shall no longer be deemed to be outstanding and shall automatically be canceled and retired and shall cease to exist. Each holder of record of any such shares at the Effective Time of the Merger shall cease to have any rights with respect thereto, except the right to receive their respective portion of the Merger Consideration into which their shares of OutBack Common Stock are converted.

             (d) Dissenters' Rights. If holders of OutBack Common Stock are entitled to dissenters' rights at the Effective Time of the Merger under Chapter 13 of the California General Corporation Law, the shares as to which dissenters' rights are available ("Dissenting Shares") shall not be converted into GoAmerica Common Stock or GoAmerica Warrants on or after the Effective Time of the Merger, but shall instead be converted into the right to receive from the Surviving Corporation such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the California General Corporation Law. The Surviving Corporation shall give GoAmerica prompt notice of any demand received by the Surviving Corporation for appraisal of OutBack Common Stock, and GoAmerica shall have the right to participate in all negotiations and proceedings with respect to such demand. The Surviving Corporation agrees that, except with the prior written consent of GoAmerica, or as required under the California General Corporation Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. Each holder of Dissenting Shares (a "Dissenting Shareholder") who, pursuant to the provisions of Chapter 13 of the California General Corporation Law, becomes entitled to payment of the value of shares of OutBack Common Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event of the legal obligation, after the Effective Time of the Merger, to deliver shares of GoAmerica Common Stock and GoAmerica Warrants to any Dissenting Shareholder who shall have failed to make an effective demand for appraisal or shall have lost his, her or its status as a Dissenting Shareholder, GoAmerica shall issue and deliver, upon surrender by such Dissenting Shareholder of his, her or its certificate or certificates representing shares of OutBack Common Stock, the shares of GoAmerica Common Stock and the GoAmerica Warrants to which such Dissenting Shareholder is then entitled under this Section 2.1 and Chapter 13 of the California General Corporation Law. GoAmerica will pay on behalf of the Surviving Corporation all sums due to holders of Dissenting Shares on account of such shares.

             (e) Fractional Shares. Fractional shares of GoAmerica Common Stock shall not be issued in the Merger. In the event that fractional shares would otherwise be issuable upon the calculations set forth in Section 2.1(c), GoAmerica shall pay to the holders of OutBack Common Stock the cash value of any fractional share interest resulting therefrom (to be determined based upon Merger Share Price). If upon application of the Warrant Conversion Ratio the number of shares of GoAmerica Common Stock underlying any Merger Warrant would have a fractional amount, such fractional amount must be rounded to the nearest whole share.

         2.2 Exchange of Certificates.

             (a) Exchange Agent. GoAmerica shall act as exchange agent in the Merger. OutBack hereby consents to such appointment.

             (b) GoAmerica to Provide Common Stock. Promptly after the Effective Time of the Merger and subject to fulfillment of the obligations set forth in
Section 2.2(c) below, GoAmerica shall make available for exchange in accordance with this Article II, through such reasonable procedures as GoAmerica may adopt, the shares of GoAmerica Common Stock and the GoAmerica Warrants issuable pursuant to Section 1.4 and Section 2.1 above in conversion of all of the outstanding shares of OutBack Common Stock for which dissenter's rights were not exercised.

             (c) Exchange Procedures. Within ten (10) business days after the Effective Time of the Merger, GoAmerica shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of OutBack Common Stock (the "Certificates") whose shares are being converted into GoAmerica Common Stock and GoAmerica Warrants pursuant to Section 1.4 and Section 2.1 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to GoAmerica and which shall be in such form and have such other provisions as GoAmerica may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for GoAmerica Common Stock and GoAmerica Warrants. Upon surrender of a Certificate for cancellation to GoAmerica or to such other agent or agents as may be appointed thereby, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in conversion thereof the number of shares of GoAmerica Common Stock and the number of GoAmerica Warrants to which the holder of OutBack Common Stock is entitled pursuant to Section 1.4 and
Section 2.1 hereof. The Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of OutBack Common Stock which is not registered on the transfer records of OutBack, the appropriate number of shares of GoAmerica Common Stock and GoAmerica Warrants may be delivered to a transferee if the Certificate representing such OutBack Common Stock is presented to GoAmerica and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. From and after the Effective Time of the Merger, until surrendered as contemplated by this Section 2.2, subject to the provisions of
Section 2.1(d), each Certificate shall be deemed for all corporate purposes to evidence the number of shares of GoAmerica Common Stock and the number of GoAmerica Warrants into which the shares of OutBack Common Stock represented by such Certificate have been converted. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact, in form and substance acceptable to GoAmerica, by the person claiming such Certificate to be lost, stolen or destroyed, and complying with such other conditions as GoAmerica may reasonably impose (including the execution of an indemnification undertaking in favor of the Surviving Corporation and GoAmerica with respect to the Certificate alleged to be lost, stolen or destroyed), GoAmerica will deliver to such person such shares of GoAmerica Common Stock and such GoAmerica Warrants and cash for fractional shares of GoAmerica Common Stock, if any, as may be required pursuant to Section 1.4 and Section 2.1 hereof.

             (d) No Further Ownership Rights in Capital Stock of OutBack. All GoAmerica Common Stock and GoAmerica Warrants delivered upon the surrender for exchange of shares of OutBack Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of OutBack Common Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of OutBack Common Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and converted as provided in this Article II, provided that (i) the presenting holder is listed on the OutBack Shareholder List (as provided in Section 5.2(e) below) as a holder of outstanding OutBack Common Stock (or can document, to the reasonable satisfaction of the Surviving Corporation, the transfer to such presenting holder by a holder listed on the OutBack Shareholder List as a holder of outstanding OutBack Common Stock) and (ii) neither the Surviving Corporation nor GoAmerica shall be obligated to issue, in the aggregate, more than the number of shares of GoAmerica Common Stock and GoAmerica Warrants determined pursuant to the calculations set forth in Section 1.4 above.

         2.3 Escrow of Shares.

         At the Effective Time of the Merger, GoAmerica shall deposit twenty (20%) of the Merger Shares (the "Escrow Shares") with an escrow agent reasonably satisfactory to OutBack and GoAmerica to be held and disbursed by that escrow agent in accordance with the form of escrow agreement attached hereto as Exhibit
2.3 (the "Escrow Agreement"). The Escrow Shares will be deducted pro rata from the Merger Shares allocable to the Shareholders (as defined in Section 6.1 hereof), each Shareholder being deemed to consent to such deduction by acceptance of its portion of the Merger Shares. To the extent GoAmerica is entitled to make a claim against the Escrow Shares pursuant to this Agreement, GoAmerica shall set off and apply against Indemnifiable Losses (as defined in Section 6.1 below) the Escrow Shares in accordance with the terms hereof and of the Escrow Agreement. Pursuant to the terms of the Escrow Agreement, the Escrow Shares shall be valued at any time, for purposes of set off against any Indemnifiable Losses, at the then current market value of GoAmerica Common Stock.

         2.4 Taking of Necessary Action; Further Action.

         GoAmerica, Sub and OutBack, respectively, shall take all such action as may be necessary or appropriate in order to effect the Merger as promptly as possible. If, at any time after the Effective Date of the Merger, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the Constituent Corporations, the officers and directors of such corporation are fully authorized in the name of the corporation or otherwise to take, and shall take, all such action.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations   and   Warranties   of   OutBack  and   the  Major
Shareholders.

         Except as disclosed in a schedule referring specifically to this Agreement which is delivered by OutBack to GoAmerica and Sub upon the execution of this Agreement (such schedule to be updated as of the Closing Date) (the "OutBack Disclosure Schedule"), each of OutBack and the Major Shareholders represents and warrants to GoAmerica and Sub as set forth below, which representations and warranties are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (except as otherwise specifically and expressly permitted under this Agreement). As used in this Agreement, "Business Condition" with respect to any corporate entity shall mean the current business, financial condition, results of operations, assets and prospects of such corporate entity.

             (a) Organization and Good Standing; Articles and Bylaws. OutBack is
a corporation duly organized and existing under, and by virtue of, the laws of the State of California and is in corporate and tax good standing under such laws. OutBack has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. OutBack is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on OutBack's Business Condition. OutBack has furnished GoAmerica or its counsel with copies of its Articles of Incorporation, as amended, and Bylaws. Said copies are true, correct and complete and contain all amendments through the date hereof.

             (b) Corporate Power.  OutBack has all requisite legal and corporate power and authority to execute and deliver this Agreement, the Merger Agreement and any other agreements or documents contemplated hereby, and, subject to approval of this Agreement and the Merger Agreement by the shareholders of
OutBack,  to carry  out and  perform  its  obligations  under  the terms of this
Agreement, the Merger Agreement and any other agreements or documents contemplated hereby and to consummate the transactions contemplated hereby and thereby.

             (c)  Subsidiaries.   OutBack  has  no  subsidiaries  or  affiliated
companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

             (d) Capitalization.

                 (i) Capital Stock. The authorized capital stock of OutBack consists of 2,500,000 shares of Class A Common Stock, of which 133,400 shares are issued and outstanding as of the date hereof and 2,500,000 shares of Class B Common Stock of which 71,600 shares are issued and outstanding as of the date hereof and of which 83,728 will be issued and outstanding as of the Closing Date as a result of the fulfillment of OutBack's obligations pursuant to Section 2.4 hereof (collectively, "OutBack Common Stock")

         The outstanding shares of OutBack Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable and all shares of OutBack Common Stock that may be issued upon exercise or conversion of options, warrants or notes payable of OutBack will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

                 (ii) Options. OutBack has reserved 60,000 shares of Class B Common Stock for issuance pursuant to its 1997 Stock Incentive Plan, of which options to purchase 12,128 shares of Common Stock are outstanding and shall be exercised prior to Closing in accordance with the provisions of Section 2.4 hereof.

         The OutBack Disclosure Schedule sets forth a complete and accurate list of, and the number of shares owned of record by, the holders of outstanding OutBack Common Stock as of the date hereof. The OutBack Disclosure Schedule sets forth a complete and accurate list of the holders of options or warrants to purchase shares of OutBack Common Stock as of the date hereof, setting forth the number of shares subject to each such option or warrant and the exercise price and term of each such option or warrant. Except as set forth above, there is no outstanding or authorized option, warrant or other right (including but not limited to any convertible debt) providing for the issuance or redemption of any of OutBack's Common Stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to any securities of OutBack. In accordance with Section 4.18 hereof, there are no agreements to which OutBack is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of OutBack. In accordance with Section
4.18 hereof, to the knowledge of OutBack, there are no agreements among other parties, to which OutBack is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any securities of OutBack. The shares of OutBack Common Stock are free of any rights to receive a liquidation preference upon the occurrence of a merger or consolidation, including the transactions contemplated hereby.

             (e) Execution and Delivery. This Agreement has been duly executed and delivered by OutBack. This Agreement and the other agreements contemplated hereby, when duly executed and delivered by OutBack, shall constitute valid and binding obligations of OutBack, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

             (f) Financial Statements. OutBack has delivered to GoAmerica its unaudited financial statements (balance sheet, statement of operations, shareholders' equity and cash flows) for the year ended December 31, 2000 (the "OutBack Annual Financial Statements"), and its financial statements (balance sheet, statement of operations and cash flows) for the nine month period ended September 30, 2001 (the "OutBack Interim Financial Statements" and, collectively with the OutBack Annual Financial Statements, the "OutBack Financial Statements"). The OutBack Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated provided that the OutBack Interim Financial Statements do not include complete notes and are subject to year-end adjustments. The OutBack Financial Statements present fairly the financial condition of OutBack as at the dates thereof and reflect all material liabilities, contingent or otherwise, of OutBack required by generally accepted accounting principles to be reflected thereon as at such dates. Since September 30, 2001, there has not been any change in the assets, liabilities, financial condition or operations of OutBack from that reflected in the OutBack Financial Statements, except those changes made in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse. All material liabilities required by generally accepted accounting principles to be disclosed in a balance sheet which are not disclosed in the OutBack Financial Statements in an amount in excess of $10,000 are set forth on the OutBack Disclosure Schedule. The accounting records of OutBack which pertain to its business are in all material respects complete and correct, have been maintained in accordance with good business practices and accurately reflect the basis for the financial position and results of operations of OutBack's business.

             (g) Taxes.

                 (i) All returns, reports, declarations, statements or other information required to be supplied to a taxing authority relating to "Taxes" (as hereinafter defined) ("Tax Returns") which are required to be filed with respect to OutBack on or before the Closing Date have been, or will be, duly and timely filed and all such returns and reports are, or will be, complete and correct in all material respects. All Taxes, assessments, fees and other governmental charges imposed on or with respect to OutBack which have become due and payable on or before the Closing Date have been, or will be prior to the Closing Date, paid in a timely manner by OutBack or shall be accrued for in the balance sheet and there is no liability (and no basis for any liability) for Taxes with respect to OutBack which has not been (in the case of Taxes which are not yet due and payable) accrued on the books of OutBack. OutBack is not and has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. OutBack has no actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included OutBack during a prior period) other than OutBack. All Taxes that OutBack is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental entity. There are no actions or proceedings which are currently pending of which OutBack has received notice, or to the best knowledge of OutBack, which have been threatened against OutBack by any governmental authority for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted or, to the best knowledge of OutBack, threatened against OutBack and there are no matters under discussion by OutBack with any governmental authority regarding claims for the assessment or collection of Taxes against OutBack. There are no agreements, waivers or applications by OutBack for an extension of time for the assessment or payment of any Taxes. There are no Tax liens on any of the assets of OutBack (other than any lien for current Taxes not yet due and payable). True and complete copies of all Tax Returns of OutBack, or any predecessor entity thereof, which have been filed for any periods since January 1, 1994 have been provided or made available to GoAmerica.

                 (ii) For purposes of this Agreement, the term "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and any amount payable by OutBack pursuant to any Tax-sharing agreement or similar agreement with respect to any of the foregoing. For the avoidance of doubt, the term Taxes shall include, without limitation, any Taxes duly determined to be payable or assessed under applicable California state law in connection with the Merger.

                 (iii) OutBack (A) has not, with regard to any assets or property held, acquired or to be acquired thereby, filed a consent to the application of Section 341(f) of the Code and (B) has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code;

                 (iv) OutBack has not conducted any operations or sales which have been or are required to be reported to the Internal Revenue Service under the provisions of Section 999 of the Code.

                 (v) OutBack has not made, is not obligated to make, and is not a party to any agreement that under any circumstances could obligate it to make payments, the deductibility of which would be prohibited under Section 280G of the Code.

                 (vi) OutBack (A) has no actual or potential liability for any Taxes of any person (other than OutBack) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; and (B) is not and has not been required to make a basis reduction pursuant to Treasury Regulation
Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

                 (vii) None of the assets of OutBack (A) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code, (B) is "tax-exempt use property" within the meaning of Section 168(h) of the Code or (C) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

                 (viii) OutBack has not undergone, has not agreed to undergo, and is not required to undergo (nor will it be required as a result of the transactions contemplated in this Agreement to undergo) a change in its method of accounting resulting in an adjustment to its taxable income pursuant to
Section 481 of the Code. OutBack will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

                 (ix) OutBack has not distributed to its shareholders or security holders stock or securities of a controlled corporation, nor have stock or securities of OutBack been distributed, in a transaction to which Section 355 of the Code applies (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes the transaction contemplated by this Agreement.

                 (x) OutBack has not incurred (or been allocated) an "overall foreign loss" as defined in Section 904(f)(2) of the Code which has not been previously recaptured in full as provided in Sections 904(f)(l) and/or 904(f)(3) of the Code.

                 (xi) OutBack is not a party to a gain recognition agreement under Section 367 of the Code.

             (h) No Breach of Statute, Decree, Order or Contract. The execution, delivery and performance of and compliance with this Agreement and the other agreements contemplated hereby, (i) have not resulted and will not result in any material violation of, or conflict with, or constitute a material default under,
(A) OutBack's Articles of Incorporation, as amended, or Bylaws, (B) any judgment, decree or order to which OutBack is a party or by which it is bound,
(C) any statute, rule or governmental regulation applicable to OutBack, or (D) any of its material agreements or (ii) have not resulted and will not result in the creation of any material (whether individually or in the aggregate) mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of OutBack.

             (i) Litigation or Other Proceedings, etc. There is no action, suit, proceeding or investigation pending against OutBack or its properties before any court or governmental agency (nor, to OutBack's knowledge, is there any reasonable basis therefor or threat thereof).

             (j) Employees.

                 (i) The OutBack Disclosure Schedule contains a list of all employees of OutBack, along with the position and the annual rate of compensation of each such person. Each such employee has entered into a confidentiality/assignment of inventions agreement with OutBack, a copy of which has previously been delivered to GoAmerica. Any OutBack Intellectual Property (as defined in Section 3.1(k) below) created by any current or past employee of OutBack, during or prior to their employment with OutBack, that is directly or indirectly related to the current or contemplated business of OutBack is the sole and exclusive property of OutBack. The OutBack Disclosure Schedule contains a list of all employees of OutBack who are a party to a non-competition agreement with OutBack; copies of such agreements have previously been delivered to GoAmerica. To the knowledge of OutBack, no key employee or group of employees has any plans to terminate employment with OutBack.

                 (ii) OutBack is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. OutBack has no knowledge of any organizational effort made or threatened, either currently or within the past two (2) years, by or on behalf of any labor union or employee of OutBack with respect to employees of OutBack.

                 (iii) Any employee of or consultant to OutBack who is not a citizen of the United States at the time of such employment or consulting relationship has or had at all required times the proper documentation in order to be so employed or to provide services at his or her respective work site. All citizens of countries other than the United States have received all authorizations and visas necessary for work in the United States and all such authorizations and visas are valid and enforceable.

                 (iv) To OutBack's knowledge, no employee of OutBack is in violation of any term of any employment contract, confidentiality agreement, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with OutBack or any other party because of the nature of the business conducted by OutBack. OutBack is not aware that any employee of OutBack is obligated under any contract (including any license, covenant or commitment of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of OutBack or would conflict with OutBack's business as presently conducted.

                 (v) All employees and independent contractors of OutBack have been properly classified as employees and independent contractors, respectively, and OutBack has no liability for benefits, taxes or other payments due to its classification or engagement of such individuals.

                 (vi) All employees have been properly classified as exempt or non-exempt under all applicable wage and hour laws.

                 (vii) OutBack has received no complaint (whether internal or external) by any of its employees or contractors regarding any of OutBack's policies, practices, rules or procedures.

             (k) Intellectual Property.

                 (i)   OutBack  owns or has the  right  to use all  Intellectual
Property (as defined below) necessary (A) to use, manufacture, market and distribute the products manufactured, marketed, sold or licensed, and to provide the services provided, by OutBack to other parties (together, the "Customer Deliverables") or (B) to operate OutBack's internal systems that are material to the business or operations of OutBack, including, without limitation, computer hardware systems, software applications and embedded systems (the "Internal Systems"; the Intellectual Property owned by or licensed to OutBack and incorporated in or underlying the Customer Deliverables or the Internal Systems is referred to herein as the "OutBack Intellectual Property") in each case, as presently conducted by OutBack. Each item of the OutBack Intellectual Property will be owned or available for use by the Surviving Corporation immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. OutBack has taken reasonable measures to protect the proprietary nature of each item of the OutBack Intellectual Property. To the knowledge of OutBack as of the date of this Agreement and the Closing Date, as applicable: (A) no other person or entity has any rights to any of the OutBack Intellectual Property (except pursuant to agreements or licenses specified on the OutBack Disclosure Schedule); and (B) no other person or entity is infringing, violating or misappropriating any of the OutBack Intellectual Property. For purposes of this Agreement, "Intellectual Property" means all (A) patents and patent applications, both domestic and foreign (B) copyrights and
registrations   thereof,   both   domestic
and foreign (C) mask works and registrations and applications for registration thereof, (D) products, computer software (including, source and object code), data and documentation, (E) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (F)
trademarks, service marks, trade names, domain names and applications and registrations therefor, both domestic and foreign (G) other proprietary rights relating to any of the foregoing, and (H) licenses to any third party intellectual property.

                 (ii) The OutBack Disclosure Schedule lists each domestic and foreign patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark and domain name registration or application therefor of OutBack.

                 (iii) None of the Customer Deliverables, or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. To the knowledge of OutBack, none of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. The OutBack Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by OutBack alleging any such infringement, violation or misappropriation; and OutBack has provided to GoAmerica and Sub complete and accurate copies of all written documentation in the possession of OutBack relating to any such complaint, claim, notice or threat. OutBack has provided to GoAmerica and Sub complete and accurate copies of all written documentation in OutBack's possession relating to claims or disputes known to OutBack concerning any OutBack Intellectual Property.

                 (iv) The OutBack Disclosure Schedule identifies each license or other agreement (or type of license or other agreement) pursuant to which OutBack has licensed, distributed or otherwise granted any rights to any third party with respect to any OutBack Intellectual Property.

                 (v) The OutBack Disclosure Schedule identifies each item of OutBack Intellectual Property that is owned by a party other than OutBack, and the license or agreement pursuant to which OutBack uses it.

                 (vi) OutBack has not disclosed the source code for any of the software owned by OutBack (the "Software") or other confidential information constituting, embodied in or pertaining to the Software to any person or entity, except pursuant to the agreements listed on the OutBack Disclosure Schedule, and OutBack has taken reasonable measures to prevent disclosure of such source code.

                 (vii) All of the copyrightable materials (including Software) incorporated in or bundled with the Customer Deliverables have been created by employees of OutBack within the scope of their employment by OutBack or by independent contractors of OutBack who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to OutBack. No portion of such copyrightable materials was jointly developed with any third party.

                 (viii) The Customer Deliverables and the Internal Systems are free from substantial and material defects or programming errors and conform in all material respects to the written documentation and specifications therefor.

             (l) Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of OutBack is required in connection with the valid execution and delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, except (i) filing of the Merger Agreement with the office of the California Secretary of State and appropriate documents with the relevant authorities of other states in which OutBack is qualified to do business, (ii) such consents, approvals, authorizations, designations, declarations and filings which, if not obtained or made, would not have a material adverse affect on the Business Condition of OutBack, and (iii) filings with federal or state authorities in order to effect compliance with federal or state securities or "blue sky" laws.

             (m) Brokers or Finders; Other Offers. OutBack has not incurred, and will not incur, directly or indirectly, as a result of any action taken by OutBack, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

             (n) Insurance. OutBack maintains valid policies of workers' compensation insurance and of insurance with respect to its properties and business of the kinds (including product liability insurance) and in the amounts not less than is customarily obtained by corporations engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks. All premiums due and payable under all such policies have been paid. OutBack is not liable for retroactive premiums or similar payments, and OutBack is otherwise in compliance in all respects with the terms of such policies. OutBack has no knowledge of any threatened material termination of, or material premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

             (o) Material Contracts and Obligations. The OutBack Disclosure Schedule sets forth a list of all material agreements (oral or written) of any nature to which OutBack is a party or by which it is bound, including without limitation (i) each agreement which requires future expenditures by OutBack in excess of $25,000, (ii) all employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements and (iii) any arrangement, relationship, transaction or agreement to which any shareholder, officer or director of OutBack, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), is presently a party, including without limitation, any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, other than any material agreement entered into by OutBack in compliance with the terms of Section 4.1 hereof after the date of this Agreement.

OutBack has delivered or made available to GoAmerica copies of such agreements. To OutBack's knowledge, all of such agreements and contracts are valid, binding and in full force and effect and represent all of the currently effective agreements and contracts by which OutBack is bound. OutBack is not, nor, to OutBack's knowledge, is any other party thereto, in breach of any material provision of, or in default in any material respect under the terms of, any such agreement or contract. All other agreements and contracts to which OutBack is or was a party have been terminated or will be terminated in accordance with the terms of such agreements or contracts as of the Closing, including particularly any agreements or contracts containing non-solicit or non-compete provisions.

             (p) Title to Properties and Assets. OutBack has good and marketable title to all of its properties and assets, in each case subject to no mortgage, pledge, lien, lease, security interest, encumbrance or charge, other than (i) the liens of current taxes not yet due and payable and (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of OutBack, and which have not arisen otherwise than in the ordinary course of business.

             (q) Regulatory Approvals. OutBack has all necessary authorizations, approvals, orders, licenses, certificates, permits and clearances from all governmental regulatory officials and bodies, to own, lease or sell its properties and products and to conduct its business as presently conducted, where the failure to have such would have a material adverse effect on OutBack's Business Condition.

             (r) Restrictions on the Conduct of the Business. OutBack is not restricted from conducting business in any location by agreement or court decree where such restriction would have a material adverse effect on OutBack's Business Condition.

             (s) Powers of Attorney. OutBack has not granted any power of attorney (revocable or irrevocable) to any person, firm or corporation for any purpose whatsoever related to its business.

             (t) No Securities Laws Violations.

                 (i) To OutBack's knowledge, none of the officers or directors of OutBack or any corporation in which any of them is an officer or director has ever been the subject of any order, judgment or decree of any governmental authority or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining or joining any such person or any corporation of which he is an officer or director from engaging in and/or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving any security or any aspect of the securities business, or of theft or any felony.

                 (ii) All outstanding securities of OutBack, including, but not limited to, capital stock, options, warrants and notes, have been issued in compliance with all relevant federal and state securities laws and regulations. All prior redemptions, repurchases and distributions by OutBack of, or relating to, its outstanding capital stock or other securities were in compliance with applicable law.

             (u) Books and Records. The books of account, minute books, stock record books, and other records of OutBack, all of which have been made available to GoAmerica, have been properly kept and are accurate in all respects. At the Closing, all of OutBack's records will be in the possession of OutBack.

             (v) Employee Benefits.


                 (i) OutBack and its ERISA Affiliate (as defined below) do not maintain (nor have they ever maintained) and do not have (nor have they ever had) any obligation under (including, without limitation, any obligation to contribute to), and have not contributed to (nor have they contributed to), an employee benefit plan as described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. "ERISA Affiliate" means any entity which is, or at any applicable time was, a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (C) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included OutBack.

                 (ii)  "Employee  Benefit  Plan"  means  any  "employee  pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

                 (iii) Each of the Employee Benefit Plans identified on the OutBack Disclosure Schedule is amendable and terminable unilaterally by OutBack at any time without liability to OutBack as a result thereof and no such Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits OutBack from amending or terminating any such Employee Benefit Plan.
(iv) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by OutBack or any ERISA Affiliate that would subject OutBack or any ERISA Affiliate to (A) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (B) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

                 (v) The OutBack Disclosure Schedule sets forth the policy of OutBack with respect to accrued vacation, accrued sick time and earned time-off and the amount of such liabilities as of the date hereof and the Closing Date.

                 (vi) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; no such determination letter has been revoked and revocation has not been threatened; and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. Each Employee Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and
Section  401(m)(2)  of the Code for each plan year  ending  prior to the Closing
Date.

             (w) Environmental Matters.

                 (i) OutBack has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate have not had and would not reasonable be expected to have a material adverse effect on OutBack's Business Condition. There is no pending or, to the knowledge of OutBack, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any governmental entity, relating to any Environmental Law involving OutBack. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (A) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (B) air, water and noise pollution; (C) groundwater and soil contamination; (D) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (E) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (F) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (G) health and safety of employees and other persons; and (H) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").

                 (ii) There have been no releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility formerly or currently owned, leased, occupied, operated or controlled by OutBack. With respect to any such releases of Materials of Environmental Concern, OutBack has given all required notices to governmental entities (copies of which have been provided to GoAmerica). OutBack is not aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, leased, occupied, operated or controlled by OutBack that could reasonably be expected to have an impact on the real property or facilities owned, leased, occupied, operated or controlled by OutBack. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

                 (iii) Set forth in the OutBack Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to the environment or occupational health and safety and pertaining to OutBack premises currently or previously owned leased, occupied, operated or controlled by OutBack (whether conducted by or on behalf of OutBack or a third party, and whether done at the initiative of OutBack or directed by a governmental entity or other third party) which were issued or conducted during the past five years and which OutBack has possession of or access to. A complete and accurate copy of each such document has been provided to GoAmerica.

                 (iv) OutBack is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by OutBack.

                 (x) Accounts Receivable. All accounts receivable of OutBack reflected on the September 30, 2001 balance sheet (the "September Receivables") are valid receivables subject to no setoffs or counterclaims and are current and collectible (within ninety (90) days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the September 30, 2001 balance sheet. All accounts receivable reflected in the financial or accounting records of OutBack that have arisen since September 30, 2001, but prior to the Closing Date, (the "Subsequent Receivables" and, collectively with the September Receivables, the "Accounts Receivable") are valid receivables subject to no setoffs or counterclaims and are collectible (within ninety (90) days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the September 30, 2001 balance sheet.

             (y) Absence of Certain Changes. Since September 30, 2001, (i) there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a material adverse effect on OutBack's Business Condition, and (ii) OutBack has not taken any of the actions set forth in paragraphs (a) through (n) of Section 4.1 hereof.

             (z) Disclosure. No representation or warranty by OutBack contained in this Agreement, and no statement contained in the OutBack Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of OutBack pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. OutBack has disclosed to GoAmerica all material information relating to the business of OutBack or the transactions contemplated by this Agreement.

         3.2 Representations and Warranties of GoAmerica and Sub.

         Except as disclosed in a schedule referring specifically to this Agreement to be delivered by GoAmerica and Sub to OutBack upon the execution of this Agreement (the "GoAmerica Disclosure Schedule"), GoAmerica and Sub represent and warrant to OutBack as set forth below, which representations and warranties are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (except as otherwise specifically permitted under this Agreement):

             (a) Organization and Good Standing Certificate and Bylaws. GoAmerica is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. Sub is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. Each of GoAmerica and Sub has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. GoAmerica is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on GoAmerica. GoAmerica has furnished OutBack or its counsel with copies of the Certificate of Incorporation and Bylaws of GoAmerica and Sub, as amended. Said copies are true, correct and complete and contain all amendments through the date hereof.

             (b) Corporate Power. Each of GoAmerica and Sub has all requisite legal and corporate power and authority to execute and deliver this Agreement, the Merger Agreement, the Escrow Agreement and any other agreements or documents contemplated hereby, as applicable, and to carry out and perform its obligations under the terms of this Agreement, the Merger Agreement, the Escrow Agreement and any other agreement contemplated hereby and to consummate the transactions contemplated hereby and thereby.

             (c) SEC Reports. GoAmerica has timely filed all required reports, statements and documents with the Commission, all of which have complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended. GoAmerica has delivered or made available to OutBack true and complete copies of all forms, reports, statements and documents filed with the Commission after December 31, 2000 and all reports, statements and other information provided by GoAmerica to its stockholders after December 31, 2000 (collectively, the "GoAmerica Reports"). As of their respective dates, the GoAmerica Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (d) Execution and Delivery.  This  Agreement has been duly executed and delivered by GoAmerica and Sub. This Agreement and the Escrow Agreement and the other agreements between the parties contemplated hereby, when duly executed and delivered by GoAmerica and Sub, shall constitute valid and binding obligations of GoAmerica and Sub, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

             (e) No Breach of Statute, Decree, Order or Contract. The execution, delivery and performance of and compliance with this Agreement, the Escrow Agreement and the other agreements between the parties contemplated hereby, as applicable, (i) have not resulted and will not result in a material violation of, or conflict with, or constitute a material default under, (A) the Certificate of Incorporation or Bylaws of GoAmerica or Sub, as amended, (B) any judgment, decree or order to which GoAmerica or Sub is a party or by which either is bound, (C) any statute, rule or governmental regulation applicable to GoAmerica or Sub, or (D) any of its material agreements or (ii) have not resulted and will not result in the creation of any material (whether individually or in the aggregate) mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of GoAmerica or Sub.

             (f) Litigation, etc. There is no action, suit, proceeding or investigation pending against GoAmerica or Sub or their respective properties before any court or governmental agency (nor, to GoAmerica's knowledge is there any reasonable basis therefor or threat thereof).

             (g) Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of GoAmerica or Sub is required in conjunction with the valid execution and delivery of this Agreement or the Merger Agreement, the consummation of the transactions contemplated hereby or thereby or the payment of the Merger Consideration, except (i) filing of a Certificate of Merger with the office of the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which GoAmerica and Sub are qualified to do business, (ii) such consents, approvals, authorizations, designations, declarations and filings which, if not obtained or made, would not have a material adverse effect on the Business Condition of GoAmerica, and (iii) filings with federal or state authorities in order to effect compliance with federal or state securities or "blue sky" laws.

             (h) Brokers or Finders; Other Offers. Neither GoAmerica nor Sub has incurred, or will incur, directly or indirectly, as a result of any action taken by GoAmerica or Sub, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby.

             (i) Title to Properties and Assets. Each of GoAmerica and Sub has good and marketable title to all of its respective properties and assets, in each case subject to no mortgage, pledge, lien, lease, security interest, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable and (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of GoAmerica or Sub, and which have not arisen otherwise than in the ordinary course of business.

             (j) Regulatory Approvals. GoAmerica and Sub each has all necessary authorizations, approvals, orders, licenses, certificates, permits and clearances from all governmental regulatory officials and bodies, including the Federal Communications Commission, to own, lease or sell its respective properties and products and to conduct its respective business as presently conducted, where the failure to have such would have a material adverse effect on the Business Condition of GoAmerica or Sub.

             (k) Restrictions on the Conduct of the Business. Neither GoAmerica nor Sub is restricted from conducting business in any location by agreement or court decree where such restriction would have a material adverse effect on the Business Condition of GoAmerica or Sub.

             (l) Disclosure. No representation or warranty by GoAmerica and Sub contained in this Agreement, and no statement contained in any document, certificate or other instrument delivered or to be delivered by or on behalf of GoAmerica and Sub pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV
                CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME;
                              ADDITIONAL AGREEMENTS

4.1      Conduct of Business.

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time of the Merger, OutBack and GoAmerica shall each carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its officers and key employees and preserve its relationship with customers, suppliers, distributors, licensors, licensees and others having business dealings with them, to the end that its goodwill and business shall be unimpaired at the Effective Time of the Merger. Each party hereto shall promptly notify the other parties hereto of any event or occurrence or emergency not in the ordinary course of business, and any event which would be reasonably likely to have a material and adverse effect on such party. Except as expressly contemplated by this Agreement or the OutBack Disclosure Schedule, OutBack shall not without the prior written consent of GoAmerica:

             (a) Except as may be required by any plans or options currently in effect or as required by this agreement, accelerate, amend or change the period of exercisability of OutBack Options or restricted stock, or authorize payments in exchange for any outstanding OutBack Options;

             (b) Enter into any commitment or transaction not in the ordinary course of business (i) to be performed over a period longer than six (6) months in duration, or (ii) to purchase assets for a purchase price in excess of $25,000;

             (c) Grant any severance or  termination  pay (i) to any director or
(ii) to any employee except (A) payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the OutBack Disclosure Schedule or (B) in the case of employees who are not officers, grants which are made in the ordinary course of business;

             (d) Declare or pay any dividends on or make any other contributions (whether in cash, stock or property) in respect of any its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service;

             (e) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of OutBack Common Stock upon the exercise of OutBack Options, outstanding on the date hereof, and (ii) with the prior written consent of GoAmerica, the grant to employees of options with standard terms typically granted to employees generally to purchase shares of OutBack Common Stock from the date hereof to the Effective Time of the Merger;

             (f)  Cause  or  permit   any   amendments   to  its   Articles   of
Incorporation, as amended, or Bylaws;

             (g) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Business Condition of OutBack;

             (h) Sell, lease, license or otherwise dispose of any of its properties or assets (including Intellectual Property) which are material, individually or in the aggregate, to the Business Condition of OutBack except in the ordinary course of business;

             (i) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others or incur any other liabilities, except in the ordinary course of business and in no event in excess of $25,000;

             (j) Increase the salaries or wage rates of its employees other than pursuant to regularly scheduled employee reviews, or in connection with the hiring of employees other than officers in the ordinary course of business, in all cases consistent with such party's past practices;

             (k) Pay, discharge or satisfy in an amount in excess of $25,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the OutBack Financial Statements;

             (l) Hire any new employees or consultants without providing notice to GoAmerica within ten (10) days thereof of the name of such employee or consultant and the terms of his or her employment or engagement;

             (m) Make or rescind any material Tax election, settle or compromise any material Tax liability or make any material amendment to any Tax Return; or

             (n) Take, or agree in writing or otherwise to take, any of the actions described in Section 4.1(a) through Section 4.1(m) above, or any action which would make any of the representations or warranties or covenants of OutBack contained in this Agreement materially untrue or incorrect.

         4.2 Access to Information.

         Subject to Section 4.16, each party shall afford the other and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time of the Merger to
(a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning its business, properties and personnel as the other may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 4.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         4.3 OutBack Shareholders' Consent.

         OutBack shall either (a) call a meeting of its shareholders to be held as promptly as practicable or (b) solicit shareholder approval by written consent in accordance with applicable law, for the purpose of obtaining the shareholder approval required in connection with the transactions contemplated hereby and shall use its best efforts to obtain such approval.

         4.4 Preparation of Proxy Statement or Information Statement.

         As soon as practicable after the execution of this Agreement, OutBack shall prepare, with the cooperation of GoAmerica, the Proxy Statement (or
Information Statement, in the case of written consent) for purposes of soliciting the approval of the shareholders of OutBack of this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby. OutBack shall use its best efforts to cause the Proxy Statement (or Information Statement, as the case may be) to comply with applicable federal and state securities laws requirements. Each of GoAmerica and OutBack agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement (or Information Statement, as the case may be), or any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement (or Information Statement, as the case may be). OutBack will promptly advise GoAmerica, and GoAmerica will promptly advise OutBack, in writing if at any time prior to the Effective Time of the Merger either OutBack or GoAmerica shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement (or Information Statement, as the case may be) in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Proxy Statement (or Information Statement, as the case may be) shall contain the unanimous recommendation of the Board of Directors of OutBack that the OutBack shareholders approve the Merger, this Agreement and the Merger Agreement and the conclusion of the Board of

Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of OutBack. Anything to the contrary contained herein notwithstanding, OutBack shall not include in the Proxy Statement (or Information Statement, as the case may be) any information with respect to GoAmerica or its affiliates or associates, the form and content of which information shall not have been approved by GoAmerica prior to such inclusion.

         4.5 Tax Matters.

         GoAmerica, Sub and OutBack acknowledge that each intends the Merger to be a tax-free reorganization under Section 368(a) of the Code and that each has consulted with and relied upon its own professional tax advisors. None of GoAmerica, Sub or OutBack has taken any action, or will take any action or fail to take any action that would prevent the Merger from qualifying as a "reorganization" under Section 368(a) of the Code. None of GoAmerica, Sub or OutBack will adopt any position on any Tax Return, information statement or other disclosure document that is inconsistent with the treatment of the Merger as a reorganization under Section 368 of the Code.

         4.6 Breach of Representations and Warranties.

         Each of GoAmerica and OutBack shall not take any action which would cause or constitute a breach of any of their respective representations and warranties set forth in this Agreement or which would cause any of such representations and warranties to be materially inaccurate. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, each party shall give detailed notice thereof to the other and shall use commercially reasonable efforts to prevent or promptly remedy such breach or inaccuracy.

         4.7 Consents.

         GoAmerica and OutBack shall each promptly apply for or otherwise seek, and use commercially reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger.

         4.8 Commercially Reasonable Efforts.

         GoAmerica and OutBack shall each use commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

         4.9 Performance by Sub.

         GoAmerica, as sole stockholder of Sub, will take, and will cause Sub to take, all action necessary or advisable for the consummation of the Merger by Sub and the carrying out by Sub of the transactions contemplated hereby.

         4.10 FIRPTA.

         On or before the Closing Date (a) OutBack will deliver to GoAmerica notices that the capital stock of OutBack is not a "U.S. real property interest" in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, or (b) if OutBack does not deliver notices pursuant to clause (a), the shareholders of OutBack will deliver to GoAmerica certifications that they are not foreign persons in accordance with the Treasury Regulations under Section 1445 of the Code. If GoAmerica does not receive either the notices or certifications described above on or before the Closing Date, GoAmerica shall be permitted to withhold from the Merger Consideration any required withholding tax under Section 1445 of the Code.

         4.11 Legal Conditions to the Merger.

              (a) OutBack shall take all reasonable  actions necessary to comply promptly with all legal requirements which may be imposed on OutBack with respect to the Merger and will promptly cooperate with and furnish information to GoAmerica in connection with any such requirements imposed upon GoAmerica or Sub in connection with the Merger. OutBack shall take all reasonable actions to obtain (and to cooperate with GoAmerica in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental entity, required to be obtained or made by OutBack (or by GoAmerica or Sub) in connection with the Merger or the taking of any action contemplated thereby, by this Agreement and to defend all lawsuits or other legal proceedings challenging this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and to effect all necessary registrations and filings and submissions of information requested by any governmental entity, and to fulfill all conditions to this Agreement.

              (b) Each of GoAmerica and Sub shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the Merger and will promptly cooperate with and furnish information to OutBack in connection with any such requirements imposed upon OutBack in connection with the Merger. GoAmerica and Sub shall take all reasonable actions to obtain (and to cooperate with OutBack in obtaining) any consent, authorization, order or approval of, or exemption by, any governmental entity required to be obtained or made by GoAmerica or Sub (or by OutBack) in connection with the Merger or the taking of any action contemplated thereby, by this Agreement or the Merger Agreement, and to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby or thereby, to lift or rescind any injunction or restraining order or other order adversely affecting the ability of parties to consummate the transactions contemplated hereby, and to effect all necessary registrations and filings and submissions of information requested by any governmental entity, and to fulfill all conditions to this Agreement.

         4.12 Employee Matters.

         Immediately following the Effective Date of the Merger, GoAmerica will offer to the then current employees of OutBack (the "Remaining OutBack Employees") employment with

GoAmerica on terms to be determined by GoAmerica, including the provision of health insurance and long-term disability insurance on terms no more favorable to OutBack employees than that provided to similarly situated employees of GoAmerica. For purposes of participation in any employee benefit plans offered by GoAmerica to the Remaining OutBack Employees, to the extent permissible under the applicable plan, the tenure of any such employee shall be deemed to have commenced on the first day of such employee's last continuous employment with OutBack. GoAmerica will also offer and issue options to purchase an aggregate of 60,000 shares of GoAmerica Common Stock under the GoAmerica 1999 Stock Plan to the Remaining OutBack Employees, the allocation of such options to be mutually agreed upon by GoAmerica and OutBack prior to the Closing. GoAmerica shall use its reasonable efforts to retain substantially all of the Remaining OutBack Employees; provided, however, that nothing in this Agreement shall create an employment agreement between GoAmerica and any OutBack employee or otherwise create any obligation for GoAmerica or OutBack to continually employ any OutBack employee, who shall all be otherwise "terminable at will."

         4.13 Expenses and Transfer Taxes.

         All losses and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense (including fees and disbursements of counsel and accountants). Notwithstanding the foregoing, provided that the Merger is consummated, at the Closing, GoAmerica shall pay all expenses of OutBack (including reasonable fees and disbursements of counsel) incurred in connection with the consummation of the Merger; provided further, that, such reasonable fees and disbursements shall not exceed $25,000 (including fees and disbursement of counsel and provided that, three (3) days prior to the Closing Date, such counsel furnishes a detailed invoice to GoAmerica which includes a reasonable estimate of fees to be incurred through the Closing Date) provided that if all of the conditions precedent set forth in Article V hereof have been satisfied and one of the parties hereto refuses to consummate the Merger, then such refusing party shall reimburse the other parties hereto for direct expenses reasonably incurred in connection with the Merger.

         4.14 Issuance of Share Certificates.

         GoAmerica shall, as and when required under this Agreement, issue and deliver (a) certificates representing the shares of GoAmerica Common Stock and
(b) warrant agreements representing the GoAmerica Warrants, into which the OutBack Common Stock outstanding at the Effective Time of the Merger shall be converted in accordance with Section 1.4 and Section 2.1 hereof.

         4.15 Public Announcements.

         GoAmerica and OutBack shall cooperate with each other prior to releasing information concerning this Agreement and the Merger Agreement or the transactions contemplated hereby or thereby, shall furnish to the other drafts of all press releases or other public announcements related to the foregoing prior to publication and shall obtain the consent of the other prior to the issuance of press releases or the release of other public announcements.

         4.16 Confidentiality.

         No party hereto shall release, publish, reveal or disclose, directly or indirectly, any business or technical information of any other party hereto, designated orally or in writing as "confidential" or "proprietary" (or in like words), including, but not limited to, systems, processes, formulae, data, functional specifications, know-how, improvements, discoveries, developments, designs, inventions, techniques, new products, marketing and advertising methods, supplier agreements, customer lists, pricing policies, financial information, projections, forecasts, strategies, budgets or other information related to its business or its customers (hereinafter referred to as "Evaluation Material"), except to a party's directors, officers, employees, financial advisors, legal counsel, independent public accountants or other agents, advisors or representatives as shall require access thereto on a need-to-know basis for the purposes of the transactions contemplated by this Agreement and who shall agree to be bound by the terms of this Section 4.16 and that certain Mutual Confidentiality and Non-Disclosure Agreement dated as of July 10, 2001 by and between GoAmerica and OutBack (the "Mutual NDA"). Each party agrees to take all reasonable precautions to safeguard the confidentiality of the other party's Evaluation Material and to exercise the same degree of care with respect to such Evaluation Material that such party exercises with respect to its own confidential information. No party shall make, or permit to be made, except in furtherance of the transactions contemplated by this Agreement, any copies, abstracts or summaries of the Evaluation Material. In addition, all such Evaluation Material shall be used solely for the purpose of the investigation contemplated by this Section 4.16 and shall not be used for any other purpose, including use which would be to the detriment of any other party, nor shall such information be used in competition with any other party. The restrictions on disclosure of information contained in this Section 4.16 do not extend to any item of information that (a) is already known to the receiving party; (b) was or is independently developed by the receiving party; (c) is now or hereafter becomes available to the public other than as a consequence of a breach of obligations under this Section 4.16; or (d) is disclosed to third parties outside of the receiving party in accordance with terms approved by the disclosing party. Upon written request, the parties shall return all writings, documents and materials containing Evaluation Material with a letter confirming that all copies, abstracts and summaries of the Evaluation Material have been destroyed. In the event that any party hereto becomes legally required to disclose another party's Evaluation Material, it shall provide such other party with prompt prior written notice of such requirement prior to such disclosure. In the event that a protective order or other remedy is not obtained, or such other party waives compliance with the provisions of this Section 4.16 with respect to the Evaluation Material subject to such requirement, such party agrees to furnish only that portion of the Evaluation Material which it is legally required to furnish and, where appropriate, to use its best efforts to obtain assurances that such Evaluation Material will be accorded confidential treatment. This Section 4.16 shall not be deemed a limitation upon the obligations contained in the Mutual NDA but rather shall be read supplementally therewith. To the extent any provisions of this Section 4.16 conflicts with those contained in the Mutual NDA, the Mutual NDA shall govern.

         4.17 Exclusivity.

             (a) OutBack shall not, and OutBack shall require each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than GoAmerica and Sub) concerning any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving OutBack or any division of OutBack,
(ii) furnish any non-public information concerning the business, properties or assets of OutBack or any division of OutBack to any party (other than GoAmerica and Sub and other than information provided to potential commercial partners or customers in the ordinary course of business) or (iii) engage in discussions or negotiations with any party (other than GoAmerica and Sub) concerning any such transaction.

             (b) OutBack shall immediately notify any party with which discussions or negotiations of the nature described in paragraph (a) above were pending that OutBack is terminating such discussions or negotiations. If OutBack receives any inquiry, proposal or offer of the nature described in paragraph (a) above, OutBack shall, within one (1) business day after such receipt, notify GoAmerica and Sub of such inquiry, proposal or offer, including the identity of the other party and terms of such inquiry, proposal or offer.

         4.18 Termination of OutBack Investor Rights.

         OutBack shall take such steps as may be necessary to provide for the termination as of the Effective Date of the Merger of all OutBack investor rights granted by OutBack to its shareholders or by or among the shareholders of OutBack and in effect prior to the Closing, including but not limited to rights of co-sale, voting, registration, first refusal, board observation or information or operational covenants.

         4.19 OutBack Stock Options.

         At or prior to the Effective Time of the Merger, each outstanding and unexercised option to purchase shares of OutBack Common Stock under the OutBack 1997 Stock Incentive Plan, whether vested or unvested (each such option, an "OutBack Option"), shall have been exercised or terminated (effective as of the Effective Date of the Merger).

         4.20 OutBack Notes Payable.

         Prior to the Effective Time of the Merger, OutBack shall use its best efforts to arrange for and effect the payment and cancellation of all notes payable of OutBack (the "OutBack Notes Payable"), all such notes being listed and described (including the amounts due and owing thereunder or of the date hereof and the Closing Date) on Schedule 2.5 hereto. In the event the OutBack Notes Payable (including any installment or interest payments thereon) have not been paid and cancelled prior to the Effective Time of the Merger, GoAmerica agrees to apply payments on Accounts Receivable received following the Effective Time of the Merger toward payment of the OutBack Notes Payable first until no amounts remain due thereunder. Mr. Hernandez and Mr. Mortensen shall remain as guarantors on the OutBack Notes Payable until paid in full and hereby agree that in the event that payments received on Accounts Receivable are insufficient to make payment in full on the OutBack Notes Payable, each of them, jointly and severally, shall be bound to make payment on the OutBack Notes Payable. In the event Mr. Hernandez and Mr. Mortensen make payment in full on the OutBack Notes Payable and within six (6) months thereafter GoAmerica receives payment on any Accounts Receivable, GoAmerica shall reimburse Mr. Hernandez and Mr. Mortensen on a pro rata basis to the extent of the Accounts Receivable payment. Neither GoAmerica nor the Surviving Corporation shall have any liability with respect to the OutBack Notes Payable.

                                   ARTICLE V
                              CONDITIONS PRECEDENT

         5.1 Conditions to Each Party's Obligation to Effect the Merger.

         The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

             (a) Shareholder Approval. This Agreement and the transactions contemplated hereby and thereby shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of OutBack Common Stock in accordance with California General Corporation Law and the Articles of Incorporation, as amended, and Bylaws of OutBack.

             (b) Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained, other than filings and approvals relating to the Merger or affecting GoAmerica's ownership of OutBack or any of its properties if failure to make such filing or obtain such approval would not be materially adverse to GoAmerica or OutBack.

             (c) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any governmental entity and remain in effect, and no litigation or proceeding (other than with respect to the rights of appraisal pursuant to California General Corporation Law Chapter 13), seeking the issuance of such an order or injunction, or seeking the imposition against the Surviving Corporation, GoAmerica or Sub of substantial damages if the Merger is consummated, shall be pending. In the event that any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

             (d) Statutes. No action shall have been taken, and no statute, rule, regulation or order shall have been enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity which would (i) make the consummation of the Merger illegal, (ii) prohibit GoAmerica's or OutBack's ownership or operation of all or a material portion of the business or assets of OutBack or GoAmerica, or compel GoAmerica or OutBack to dispose of or hold separate all or a material portion of the business or assets of OutBack or GoAmerica, as a result of the Merger or (iii) render GoAmerica, Sub or OutBack unable to consummate the Merger.

             (e) Securities Laws. The issuance of GoAmerica Common Stock and GoAmerica Warrants pursuant to the Merger shall be exempt from registration under the Securities Act, and shall have been qualified or registered (or shall be exempt from such qualification or registration) with the appropriate authorities of all states in which qualification or registration is required under state securities or blue sky laws.

             (f) Escrow Agreement. The Escrow Agreement shall have been executed and delivered by each of the parties thereto and be in full force and effect.

         5.2 Conditions of Obligations of GoAmerica and Sub.

         The obligations of GoAmerica and Sub to effect the Merger are subject to the satisfaction of the following conditions, unless waived by GoAmerica and
Sub:

             (a) Representations and Warranties. The representations and warranties of OutBack set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of each such date, except as otherwise contemplated by this Agreement, and GoAmerica shall have received a certificate signed by the Chief Executive Officer of OutBack to such effect on the Closing Date.

             (b) Performance of Obligations of OutBack. OutBack shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement prior to the Closing Date, and GoAmerica shall have received a certificate signed by the Chief Executive Officer of OutBack to such effect.

             (c) Opinion of OutBack's Counsel. GoAmerica shall have received an opinion dated the Closing Date of Strategic Law Partners, LLP, counsel to OutBack, in form and substance reasonably satisfactory to GoAmerica and its counsel.

             (d) Consents. GoAmerica shall have received duly executed copies of all material third party consents and approvals contemplated by this Agreement or the OutBack Disclosure Schedule, including the consent of First Bank of San Luis Obispo, in form and substance reasonably satisfactory to GoAmerica, except for such consents and approvals as GoAmerica and OutBack shall have agreed shall not be obtained, as contemplated by the OutBack Disclosure Schedule.

             (e) OutBack Shareholder List. OutBack shall have delivered to GoAmerica a complete and accurate list of, and the number of shares owned of record by, the holders of outstanding OutBack Common Stock as of the Closing Date which list shall include all parties that become shareholders in accordance with subsection (h) hereof.

             (f) Invention Assignment Agreements. OutBack shall have delivered to GoAmerica Invention Assignment, Confidentiality and Non-Solicitation Agreements in substantially the form attached hereto as Exhibit 5.2(f) executed by all current OutBack employees.

             (g) Non-Compete Agreements. OutBack shall have delivered to GoAmerica one-year Non-Compete Agreements in substantially the form attached hereto as Exhibit 5.2(g) executed by the Major Shareholders listed on Schedule 5.2(g).

             (h) Exercise of Outstanding Securities. Prior to the Closing Date, all OutBack Options shall have been exercised for shares of OutBack Common Stock or shall have been terminated and canceled. OutBack shall have delivered written confirmation of all such actions.

             (i) Secretary's Certificate. OutBack shall have delivered a certificate of the Secretary or an Assistant Secretary of OutBack dated as of the Closing Date and certifying: (i) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and shareholders of OutBack relating to the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby;
(ii) that attached thereto are true and complete copies of the Articles of Incorporation, as amended, and Bylaws of OutBack and that all such documents have not been amended since the date of the last amendment; (iii) to the incumbency and specimen signature of each officer of OutBack executing this Agreement and any documents or certificates executed in furtherance hereof; and a certification by another officer of OutBack as to the incumbency and signature of the officer signing the certificate referred to in this clause; and (iv) such other matters as GoAmerica shall reasonably request.

             (j) Dissenting Shares. The number of Dissenting Shares shall not exceed 4% of the number of outstanding shares of OutBack Common Stock as of the Effective Time of the Merger.

             (k) Share Restriction Agreements. OutBack shall have delivered to GoAmerica Share Restriction Agreements in substantially the form attached hereto as Exhibit 5.2(k), duly executed by those Major Shareholders listed on Schedule 5.2(k).

         5.3 Conditions of Obligations of OutBack.

         The obligation of OutBack to effect the Merger is subject to the satisfaction of the following conditions unless waived by OutBack:

             (a) Representations and Warranties. The representations and warranties of GoAmerica and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of each such date, except as otherwise contemplated by this Agreement, and OutBack shall have received a certificate signed by the Chief Executive Officer or President of GoAmerica to such effect.

             (b) Performance of Obligations of GoAmerica and Sub. GoAmerica and Sub shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement prior to the Closing Date, and OutBack shall have received a certificate signed by the Chief Executive Officer or President of GoAmerica to such effect.

             (c) Consents. OutBack shall have received duly executed copies of all material third-party consents and approvals contemplated by this Agreement or the GoAmerica Disclosure Schedule in form and substance reasonably satisfactory to OutBack, except for such consents and approvals as OutBack and GoAmerica shall have agreed shall not be obtained, as contemplated by the GoAmerica Disclosure Schedule.

             (d) Secretary's Certificate. GoAmerica and Sub shall have delivered a certificate of the Secretary or an Assistant Secretary of GoAmerica and Sub dated as of the Closing Date and certifying: (i) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and stockholders of GoAmerica and Sub relating to the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby;
(ii) that  attached  thereto  are true and  complete  copies of the  Amended and
Restated Certificate of Incorporation and Bylaws of GoAmerica and the Certificate of Incorporation and Bylaws of Sub and that all such documents have not been amended since the date of the last amendment; and (iii) to the incumbency and specimen signature of each officer of GoAmerica and Sub executing this Agreement and any documents or certificates executed in furtherance hereof; and a certification by another officer of GoAmerica and Sub as to the incumbency and signature of the officer signing the certificate referred to in this clause.

             (e) Offer  Letters.  GoAmerica  shall have  executed and  delivered
offer  letters  to  the  employees  of  OutBack   listed  on  Schedule   5.3(e).

                                   ARTICLE VI
                                 INDEMNIFICATION

         6.1 Indemnification by the Shareholders.

         Subject to the limitations set forth in Section 6.3 and Section 8.1 and elsewhere in this Agreement, following the Effective Time of the Merger, each of the shareholders of OutBack who receive a portion of the Merger Shares (the "Shareholders"), by acceptance of its portion of the Merger Shares, agrees, to the extent of such Shareholder's pro rata portion of the Escrow Shares, as calculated in accordance with Section 2.3 hereof, to indemnify, defend and hold harmless GoAmerica, each affiliate of GoAmerica, including any of its direct or indirect subsidiaries (including, after the Effective Time of the Merger, the Surviving Corporation), and each of its respective officers, directors and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (the "GoAmerica Indemnitees") from and against, and to pay or reimburse the GoAmerica Indemnitees for, the following losses, liabilities, taxes, damages, deficiencies, obligations, fines, expenses, claims, demands, actions, suits, proceedings, judgments or settlements, whether or not resulting from Third Party Claims, (as hereinafter defined) incurred or suffered by any GoAmerica Indemnitee, including interest and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the GoAmerica Indemnitee's rights hereunder ("Indemnifiable Losses") to the extent:

             (a) arising out of or resulting from the breach by OutBack or the Shareholders, prior to the Effective Time of the Merger, of any agreement or covenant contained in this Agreement; and

             (b) arising out of or resulting from any breach of or inaccuracy in any representation or warranty of OutBack or the Shareholders contained in this Agreement.

         6.2 Procedures Relating to Indemnification.

             (a) In order  for a  GoAmerica  Indemnitee  to be  entitled  to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim (including for this purpose the commencement of any audit, examination or inquiry with respect to Taxes) made by any individual, corporation, partnership, limited liability company, joint venture, estate, trust, association, organization governmental body or other entity who is not a GoAmerica Indemnitee against a GoAmerica Indemnitee (a "Third Party Claim"), such GoAmerica Indemnitee must notify the Shareholder Representative (as defined in Section 6.6) on behalf of the Shareholders (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim promptly but in any event within ten (10) business days after receipt of notice of such claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Shareholder Representative shall have been prejudiced as a result of such failure. After any required notification (if applicable), the GoAmerica Indemnitee shall deliver to the Shareholder Representative, promptly but in any event within five (5) business days, after the GoAmerica Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the GoAmerica Indemnitee relating to the Third Party Claim.

             (b) If a Third Party Claim is made against a GoAmerica Indemnitee, the Shareholder Representative will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Shareholder Representative and reasonably satisfactory to the GoAmerica Indemnitee. Should the Shareholder Representative so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the GoAmerica Indemnitee for any legal expenses subsequently incurred by the GoAmerica Indemnitee in connection with the defense thereof; provided that if, under applicable standards of professional conduct (as advised in writing by counsel to the Indemnifying Party), a conflict on any significant issue between the GoAmerica Indemnitee and the Indemnifying Party exists in respect of such Third Party Claim, the Indemnifying Party shall pay the reasonable fees and expenses of one such additional counsel to act with respect to such issue as may be required to be retained in order to resolve such conflict. If the Shareholder Representative assumes such defense, the GoAmerica Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Shareholder Representative it being understood that the Shareholder Representative shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel
employed  by  the  GoAmerica   Indemnitee   for  any  period  during  which  the
Indemnifying Party has not assumed the defense thereof (other than during any period in which the GoAmerica Indemnitee shall have failed to give notice of the Third Party Claim as provided above and a reasonable period after such notice). If the Shareholder Representative chooses to defend or prosecute a Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof, which cooperation shall include the retention and the provision to the Shareholder Representative of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Shareholder Representative chooses to defend or prosecute any Third Party Claim, the GoAmerica Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim which the Shareholder Representative may recommend and which by its terms obligates the

Indemnifying Party to pay the full amount of liability in connection with such Third Party Claim; provided, however, that, without the GoAmerica Indemnitee's consent (which consent shall not be unreasonably withheld or delayed), the Indemnifying Party shall not consent to entry of any judgment or enter into any settlement (i) that provides for injunctive or other nonmonetary relief affecting the GoAmerica Indemnitee or (ii) that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such GoAmerica Indemnitee of a release from all liability with respect to such claim. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the GoAmerica Indemnitee shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent.

             (c) In order for a GoAmerica Indemnitee to be entitled to any indemnification provided for under this Agreement in respect of a claim that does not involve a Third Party Claim, the GoAmerica Indemnitee shall deliver written notice of such claim, in reasonable detail, with reasonable promptness to the Shareholder Representative. The failure by any GoAmerica Indemnitee to so notify the Shareholder Representative shall not relieve the Indemnifying Party from any liability which it may have to such GoAmerica Indemnitee under this Agreement, except to the extent that the Indemnifying Party shall have been actually prejudiced by such failure. Any notice pursuant to this Section 6.2(c) shall contain a statement, in prominent and conspicuous type, that if the Shareholder Representative does not dispute its liability to the GoAmerica Indemnitee with respect to the claim made in such notice (the "Claim") by notice to the GoAmerica Indemnitee prior to the expiration of a 30-calendar-day period following the Shareholder Representative's receipt of the notice of the Claim, the Claim shall be conclusively deemed a liability of the Indemnifying Party under this Agreement and the Indemnifying Party shall pay the amount of such liability to the GoAmerica Indemnitee on demand or, in the case of any notice in which the amount of the Claim (or any portion thereof) is estimated, on such later date when the amount of the Claim (or any portion thereof) becomes finally determined. If the Shareholder Representative has timely disputed its liability with respect to the Claim, as provided above, the Shareholder Representative and the GoAmerica Indemnitee shall proceed in good faith to negotiate a resolution of the Claim and, if the Claim is not resolved through negotiations, such GoAmerica Indemnitee shall be free to pursue such remedies as may be available to enforce the rights of such indemnitees hereunder.

         6.3 Limitation on Indemnification.

         Notwithstanding  any provision  hereof to the contrary,  except Section
6.4 and Section 6.5, the Shareholders' liability for Indemnifiable Losses arising under Section 6.1 hereof shall be limited (a) in the aggregate to the value of the Escrow Shares and other related property on deposit under the Escrow Agreement, and (b) to only those Indemnifiable Losses for which the Shareholder Representative shall have received written notice in accordance with the provisions of the Escrow Agreement. No claim, demand, suit or cause of action shall be brought against the Shareholders under this Article VI unless and until the aggregate amount of Indemnifiable Losses under this Article VI exceeds $5,000, in which event the GoAmerica Indemnitees shall be entitled to indemnification from the Shareholders for all Indemnifiable Losses in excess of $5,000 (subject to the other limitations on liability set forth herein).

         6.4 Exclusive Remedy.

         Absent actual fraud or intentional wrongdoing in connection with this Agreement and the transactions contemplated herein, GoAmerica hereby acknowledges and agrees, on its own behalf and on behalf of all GoAmerica Indemnitees, that the sole and exclusive remedy with respect to any and all claims (including for any Indemnifiable Losses) relating to this Agreement, the transactions contemplated hereby, and OutBack and its assets, liabilities and business, shall be pursuant to the indemnification provisions of this Article
VI. Absent actual fraud or intentional wrongdoing in connection with this Agreement and the transactions contemplated herein, in furtherance of the foregoing, GoAmerica hereby waives, from and after the Closing Date, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it or any other GoAmerica Indemnitee may have against any of the Shareholders, except for such as may be covered by the indemnification provisions of this Article VI.

         6.5 Event of Fraud.

         Notwithstanding any provision hereof, nothing in this Article VI shall limit, in any manner, any remedy at law or equity, to which any GoAmerica Indemnitee may be entitled as a result of any fraudulent misrepresentation made by OutBack or the Shareholders in this Agreement except that, in any event, the liability of any Shareholder shall not exceed the higher of the value of the Merger Shares and Merger Warrants received by him (i) on the date of issuance or
(ii) actually realized by such Shareholder subsequent to issuance.

         6.6 Shareholder Representative.

         Each of the Shareholders by acceptance of its portion of the Merger Shares shall be deemed to have designated and appointed Henry Hernandez (and James Mortensen as the alternate in the event that Mr. Hernandez is unable to serve) with full power of substitution (the "Shareholder Representative") as the representative of any such Shareholder to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by the Shareholders and deemed to have acknowledged that the Shareholder Representative shall be the only person authorized to take any action so required, authorized or contemplated by this Agreement by any Shareholder including the execution of all agreements and certificates referenced herein. Each Shareholder is thereby deemed to have further acknowledged that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such Shareholder. Each Shareholder is thereby deemed to have authorized the other parties hereto to disregard any notice or other action taken by each Shareholder pursuant to this Agreement except for the Shareholder Representative. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the Shareholder Representative and are and will be entitled and authorized to give notices only to the Shareholder Representative for any notice contemplated by this Agreement to be given to any such Shareholder. By the acceptance of its portion of the Merger Consideration, each Shareholder shall be deemed to have waived any and all claims that they may have or assert, including those that may arise in the future, against the Shareholder Representative for any action or inaction taken or not taken by the Shareholder Representative in connection with his service as the Shareholder Representative, except in the case of the Shareholder Representative's own bad faith or willful misconduct. In consideration of his agreement to serve as the

Shareholder Representative, the Shareholder Representative shall be released from any liability for any action or inaction taken or not taken in his capacity as the Shareholder Representative, except in the case of the Shareholder Representative's own bad faith or willful misconduct. Each Shareholder hereby agrees that the reasonable and customary fees and expenses incurred by the Shareholder Representative in the exercise of his right or the performance of his duties hereunder (including reasonable attorneys' fees and expenses and the fees and expenses of accountants and other experts) shall be borne by the Shareholders based on their pro rata portion of the Escrow Shares, and each Shareholder agrees to promptly reimburse the Shareholder Representative with respect to such amounts.

         6.7 Breach of Representation by GoAmerica.

         The absence of indemnification provision in favor of OutBack or the Shareholders for breach of representations and covenants made hereunder by GoAmerica and Sub is not intended to limit OutBack's or the Shareholders' right to institute a claim, demand, suit or cause of action against GoAmerica to recover damages incurred or suffered by OutBack or the Shareholders as a result of any such breach.

                                   ARTICLE VII
                                   TERMINATION

         7.1 Termination.

             (a) This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the shareholders of OutBack:

                 (i)   by mutual agreement of GoAmerica, Sub and OutBack;

                 (ii) by GoAmerica, if there has been a breach by OutBack of any representation, warranty, covenant or agreement set forth in this Agreement on the part of OutBack which is material and which OutBack fails to cure within ten (10) business days after notice thereof is given by GoAmerica (except that no cure period shall be provided for a breach by OutBack which by its nature cannot be cured);

                 (iii) by OutBack, if there has been a breach by GoAmerica or Sub of any representation, warranty, covenant or agreement set forth in this Agreement on the part of GoAmerica or Sub which is material and which GoAmerica or Sub, as the case may be, fails to cure within ten (10) days after notice thereof is given by OutBack (except that no cure period shall be provided for a breach by GoAmerica or Sub which by its nature cannot be cured);

                 (iv) by GoAmerica or OutBack, if the Merger shall not have been consummated on or before November 15, 2001;

                 (v) by GoAmerica or OutBack if the required approval of the shareholders of OutBack contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required (i) written consent or
(ii) vote upon a vote taken at the Shareholders' Meeting or at any adjournment thereof; or

                 (vi) by GoAmerica or OutBack if any permanent injunction or other order of a court or other competent authority preventing the Merger shall have become final and nonappealable.

             (b) Where action is taken to terminate this Agreement pursuant to this Section 7.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action. In the event of the termination of this Agreement, all further obligations of the parties under this Agreement (other than the provisions of this Section 7.1, Section 4.13 and Section 4.16) shall forthwith be terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for any breach of this Agreement.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1 Survival of Representations, Warranties and Agreements.

         All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to be conditions to the Merger and shall survive the consummation of the Merger for a period of twelve (12) months, except for representations and warranties relating to tax matters which such representations and warranties shall survive for the duration of the applicable statute of limitations plus thirty (30) days.

         8.2 Amendment.

         This Agreement may be amended by the parties hereto at any time before or after approval of the Merger by the shareholders of OutBack; provided that following approval of the Merger by the shareholders of OutBack, no amendment shall be made which by law requires the further approval of such shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.3 Extension; Waiver.

         At any time prior to the Effective Time of the Merger, each of OutBack and GoAmerica may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of it contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         8.4 Notices.

         All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) or sent by telecopy, confirmation received, to the parties at the following addresses and telecopy numbers (or at such other address or number for a party as shall be specified by like notice):

                    (a)    if to GoAmerica or Sub, to:

                           GoAmerica, Inc.
                           433 Hackensack Avenue
                           Hackensack, New Jersey 07601
                           Attention: Mr. Aaron Dobrinsky
                           Telecopy No.: (201) 996-1772
                           Telephone No.: (201) 996-1717

                           with a copy to:

                           Hale and Dorr LLP
                           650 College Road East
                           Princeton, New Jersey 08540
                           Attention: David J. Sorin, Esq.
                           Telecopy No.: (609) 750-7700
                           Telephone No.: (609) 750-7600

                    (b)    if to OutBack, to:

                           OutBack Resource Group, Inc.
                           3450 Broad Street, Suite 103
                           San Luis Obispo, California 93401
                           Attention: Mr. James Mortensen
                           Telecopy No.: (805) 541-5467
                           Telephone No.: (805) 542-8570


                           with a copy to:

                           Strategic Law Partners, LLP
                           333 Grand Avenue, Suite 3970
                           Los angeles, California 90071
                           Attention: Brad Schwartz, Esq.
                           Telecopy No.: (213) 213-7301
                           Telephone No.: (213) 213-7300

                    (c)    if to any Shareholder, to:

                           Henry Hernandez, as Shareholder Representative P.O. Box 1426
                           San Luis Obispo, CA  93406
                           Telecopy No.: (805) 547-3875
                           Telephone No.: (805) 542-8557

         8.5 Interpretation.

         When a reference is made in this Agreement to Sections, Schedules or Exhibits, such reference shall be to a Section, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.6 Counterparts.

         This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

         8.7 Entire Agreement.

         This Agreement and the documents and instruments and other agreements among the parties delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and are not intended to confer upon any other person any rights or remedies hereunder except as otherwise expressly provided herein.

         8.8 No Transfer.

         This Agreement and the rights and obligations set forth herein may not be transferred or assigned by operation of law or otherwise without the consent of each party hereto. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         8.9 Severability.

         If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

         8.10 Other Remedies.

         Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such party, and the exercise of any one remedy will not preclude the exercise of any other.

         8.11 Further Assurances.

         Each party agrees to cooperate fully with the other parties and to prepare, execute, deliver and/or file such further instruments, documents and agreements (including, in the case of OutBack, any documents or filings necessary to protect or assign the OutBack Intellectual Property) and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         8.12 Absence of Third Party Beneficiary Rights.

         No provision of this Agreement or the Schedules or Exhibits hereto is intended, nor will be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, employee, partner or any party hereto or any other person or entity unless specifically provided otherwise herein or in the Exhibits hereto, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

         8.13 Mutual Drafting.

         This Agreement is the joint product of GoAmerica and OutBack, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of GoAmerica and OutBack, and shall not be construed for or against any party hereto.

         8.14 Governing Law.

         This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to its choice of law principles).

         8.15 Knowledge.

         As used in this Agreement, the expression "to OutBack's knowledge" means that any of the officers, directors or shareholders of OutBack have awareness or knowledge of such matter.

                                    * * * * *

         IN WITNESS WHEREOF, GoAmerica, Sub and OutBack have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                     GOAMERICA, INC.

                                     By: /s/ Aaron Dobrensky
                                        ----------------------------------------
                                        Name:  Aaron Dobrensky
                                        Title: Chief Executive Officer


                                     GOAMERICA ACQUISITION III CORP.

                                     By: /s/ Francis J. Elenio
                                        ----------------------------------------
                                        Name:  Francis J. Elenio
                                        Title: Chief Financial Officer


                                     OUTBACK RESOURCE GROUP, INC.

                                     By: /s/ James Mortensen
                                        ----------------------------------------
                                        Name:  James Mortensen
                                        Title: President


                                     As to Section 2.3, Section 3.1 and Article
                                     VI only:


                                     THE SHAREHOLDERS:

                                        /s/ Henry Hernandez
                                     -------------------------------------------
                                     Henry Hernandez, individually

                                        /s/ James Mortensen
                                     -------------------------------------------
                                     James Mortensen, individually

                                        /s/ Michael Chuises
                                     -------------------------------------------
                                     Michael Chuises, individually

                                        /s/ James Pickering
                                     -------------------------------------------
                                     James Pickering, individually


         [Signature page of Merger Agreement and Plan of Reorganization]

                                   EXHIBIT 1.1

                     CALIFORNIA AGREEMENT AND PLAN OF MERGER

                                 EXHIBIT 1.4(b)

                                WARRANT AGREEMENT

                                   EXHIBIT 2.3

                                ESCROW AGREEMENT

                                 EXHIBIT 5.2(f)

                         INVENTION ASSIGNMENT AGREEMENT

                                 EXHIBIT 5.2(g)

                              NON-COMPETE AGREEMENT

                                 EXHIBIT 5.2(k)

                           SHARE RESTRICTION AGREEMENT

                                  SCHEDULE 4.20

                                  NOTES PAYABLE





1.  $50,000 bank loan - First Bank of San Luis Obispo

                                 SCHEDULE 5.2(g)

                    PARTIES TO EXECUTE NON-COMPETE AGREEMENTS




James Mortensen

Michael Chuises

James Pickering

                                 SCHEDULE 5.2(k)

                                 SHAREHOLDERS TO

                       EXECUTE SHARE RESTRICTION AGREEMENT




James Mortensen

Michael Chuises

James Pickering

                                 SCHEDULE 5.3(e)

                       EMPLOYEES TO RECEIVE OFFER LETTERS




James Mortensen

Michael Chuises

James Pickering

                           OUTBACK DISCLOSURE SCHEDULE

                          GOAMERICA DISCLOSURE SCHEDULE